Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No 333-101297) of DOV Pharmaceutical, Inc. of our report dated March 7, 2003, except for Note 8 as to which the date is March 24, 2003 relating to the financial statements of DOV (Bermuda), Ltd., which appears in this Form 10-K.

/s/ PricewaterhouseCoopers  LLP

Florham Park, New Jersey
March 15, 2004